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                                                                   EXHIBIT 4.21


AFTER RECORDING RETURN TO:

Mayor, Day, Caldwell & Keeton, L.L.P.
700 Louisiana, Suite 1900
Houston, Texas  77002
Attention:  Mr. David W. Martin

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                     SUPPLEMENTAL INDENTURE, DEED OF TRUST,
                  SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND
                      FINANCING STATEMENT (FIXTURE FILING)

                                      FROM

                            KETTLE RESTAURANTS, INC.,

                                                AS GRANTOR

                                       TO

                   NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION,

                                                AS TRUSTEE

                       COLLATERAL IS OR INCLUDES FIXTURES

                             DATED AS OF MAY 2, 1995

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                                TABLE OF CONTENTS

                                                                                                      Page
GRANTING CLAUSES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 1  INCORPORATION OF TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE 2  DEFAULT AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.1      Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.2      Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.3      General Provisions for Sale of Mortgaged Property; Application of Proceeds . . . .  10
         2.4      Purchase by the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.5      Receivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.6      Suits by the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.7      Waiver of Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.8      Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.9      Waiver of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.10     Retention of Possession  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.11     Direction of Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.12     Suit by Registered Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 3  THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.1      Rights and Obligations of Trustee  . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.2      Resignation of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.3      Successor Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.4      Co-Trustees and Separate Trustees  . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.5      Appointment of Certain Separate Trustees . . . . . . . . . . . . . . . . . . . . .  20
         3.6      Liability of Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.7      Segregation of Moneys  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.8      Illegal Acts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE 4  GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.1      Legal Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.2      No Impairment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.3      Security Agreement; Fixture Filing . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.4      Overdue Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.5      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.6      Successors; Gender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.7      Care by the Beneficiaries or the Trustee . . . . . . . . . . . . . . . . . . . . .  25
         4.8      No Obligation on the Beneficiaries or the Trustee  . . . . . . . . . . . . . . . .  25
         4.9      No-Waiver; Writing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.10     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.11     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

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
         4.12     Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.13     No Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.14     Beneficiaries or Trustee Not Joint Venturers or Partners . . . . . . . . . . . . .  26
         4.15     No Third Party Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.16     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.17     Table of Contents; Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.18     Maximum Interest Payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

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                     SUPPLEMENTAL INDENTURE, DEED OF TRUST,
                    SECURITY AGREEMENT, ASSIGNMENT OF LEASES
                    AND FINANCING STATEMENT (FIXTURE FILING)

         THIS SUPPLEMENTAL INDENTURE, DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND FINANCING STATEMENT (FIXTURE FILING) is dated as of May 2, 1995, from KETTLE RESTAURANTS, INC., a Texas corporation, having an address at 3131 Argonne Street, Houston, Texas, 77098, as grantor and trustor, to NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, having an address at 700 Louisiana Street, Corporate Trust Department, 31st Floor, Houston, Texas 77002, as trustee, secured party and assignee, for the benefit of FOOTHILL CAPITAL CORPORATION, a California corporation, having an address at 11111 Santa Monica Blvd., Suite 1500, Los Angeles, California 90025, and any subsequent holders of the Notes from time to time outstanding.

                                    RECITALS

         A. Pursuant to that certain Note Purchase Agreement dated as of June 1, 1989, between Kettle Restaurants, Inc., a Texas corporation (formerly known as KRA, Inc.), Kettle Restaurants, Inc., a Texas corporation (which was merged into KRA, Inc. on June 23, 1989), Principal Mutual Life Insurance Company ("Principal Mutual") and Wisconsin Life Insurance Company ("Wisconsin"), Kettle Restaurants, Inc. authorized and issued (i) to Principal Mutual that certain 13.30% Senior Secured Note Due 1999 dated as of June 23, 1989, in the aggregate principal amount of $14,000,000.00 and (ii) to Wisconsin that certain 13.30% Senior Secured Note Due 1999 dated as of June 23, 1989, in the aggregate principal amount of $2,000,000.00 (individually, the "$14,000,000 Note" and the "$2,000,000 Note", respectively and collectively, the "Notes"). Foothill Capital Corporation is now the holder of the Notes, which have been reissued to be payable to the order of Foothill Capital Corporation.

         B. The Notes are secured by (i) that certain Indenture, Deed of Trust, Security Agreement, Assignment of Leases and Financing Statement (Fixture Filing) dated June 1, 1989, executed by KRA, Inc. to NCNB Texas National Bank ("NCNB"), as trustee, for the ratable benefit of the holders of the Notes and recorded in various counties within the states of Colorado, Florida, Louisiana, Missouri, New Mexico, North Carolina, Oklahoma, Texas and Virginia, which was modified and affected by, among others, that certain First Supplemental Indenture, Deed of Trust, Security Agreement, Assignment of Leases and Financing Statement (Fixture Filing) dated as of June 23, 1989, executed by Kettle Restaurants, Inc. to NCNB, as trustee, for the ratable benefit of the holders of the Notes (collectively, as subsequently modified and affected, the "First Indenture") and (ii) that certain Indenture, Deed of Trust, Security Agreement, Assignment of Leases and Financing Statement (Fixture Filing) dated as of May 28, 1993, executed by Kettle Restaurants, Inc. to NationsBank of Texas, National Association, as trustee for the ratable benefit of the holders of the Notes encumbering as of the date hereof six (6) properties within various counties within the states of Oklahoma, Tennessee and Texas (as

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subsequently modified and affected, the "Second Indenture") (the First Indenture and the Second Indenture are collectively referred to as the "Indenture"). NationsBank of Texas, National Association is the current trustee under the Indenture. All capitalized terms not defined herein shall have the meanings assigned to such terms in the First Indenture and the Second Indenture, respectively.

         C. Kettle Restaurants, Inc. desires to substitute under the Indenture those Sites (and the corresponding Units), each to be known as a Site and a Unit as applicable hereunder and under the Indenture, those properties listed on Schedule A-1 through A-8 hereto; subject, however, to the Permitted Exceptions described on Part II of Schedules A-1 through A-8 hereto; provided that the exceptions described in Part II of any Schedule shall apply only to the Site and corresponding Unit described in Part I of that Schedule.

                                GRANTING CLAUSES

         NOW, THEREFORE, in consideration of the premises, and to secure the payment and performance of the Obligations, including without limitation the payment of the principal of, and interest and premium (if any) on, the Notes from time to time outstanding, and for other good and valuable consideration the sufficiency of which is hereby acknowledged, Grantor has executed and delivered this Supplemental Indenture.

         Grantor has irrevocably Granted, and by these presents does hereby irrevocably Grant, unto Trustee and its successors and assigns forever, all of the following described property, together with the proceeds thereof, whether now owned or hereafter acquired:

                              Granting Clause First

         The Sites, together with (a) the Appurtenances with respect to each of the Sites, and the Improvements with respect to each of the Sites, (b) all furniture and equipment owned by Grantor located on the Sites, (c) all claims or demands of Grantor, in law or in equity, in and to one or more of the Units or part of one or more of the Units, (d) any insurance or condemnation proceeds or awards to which Grantor is or may become entitled with respect to one or more of the Units or part of one or more of the Units, and (e) all rents, income, revenues, issues, profits (including without limitation those derived from operations), deposits, royalties, moneys, security, earnings and other benefits from or in respect of the property described in this Granting Clause First;

                             Granting Clause Second

         The entire right, title and interest of Grantor in and to (a) the Unit Leases, (b) all rights, powers, privileges, options and other benefits of Grantor as lessor under the Unit Leases or any of them, including without limitation the immediate and continuing right (i) to make claim for, receive, collect and apply in accordance with Article 5 of the Indenture all rents, income, revenues, issues, profits (including, without limitation, those derived from operations), insurance

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or condemnation proceeds or awards, deposits, royalties, moneys, security, earnings and other benefits payable to or receivable by Grantor under the Unit Leases, or any of them, or pursuant to any of the provisions of the Unit Leases, or any of them, whether as rents or otherwise, (ii) to make all waivers and agreements with respect to the Unit Leases, or any of them, (iii) to give all Instructions with respect to the Unit Leases, or any of them, (iv) to take such action upon the happening of a default under the Unit Leases, or any of them, including the commencement, conduct and consummation of proceedings at law or in equity, as shall be permitted under any provision of the Unit Leases, or any of them, or by law or in equity, and (v) to do any and all other things whatsoever that Grantor is or may be entitled to do under the Unit Leases, or any of them,
(c) any and all guarantees of the performance of the lessees, or any of them, under the Unit Leases, or any of them, and (d) all rents, income, revenues, issues, profits (including without limitation those derived from operations), insurance or condemnation proceeds or awards, deposits, royalties, moneys, security, earnings and other benefits paid or payable pursuant to the Unit Leases, or any of them, or pursuant to any of the provisions of the Unit Leases or any of them, it being the intention of Grantor to establish an absolute transfer and assignment of the Unit Leases and other properties described in the foregoing provisions of this Granting Clause Second, which shall be deemed vested in the Trustee as of the date hereof;

                              Granting Clause Third

         Any and all moneys, any and all accounts containing such moneys, and any and all other property that may from time to time become subject to the lien hereof or that may come into the possession or be subject to the control of the Trustee pursuant to this Supplemental Indenture or any other instrument related to one or more of the Units or to part of one or more of the Units or to the Unit Leases, or any of them, including without limitation insurance proceeds and all awards that may at any time be made to Grantor for the taking by eminent domain of one or more of the Units or any part of one or more of the Units, and any other property delivered to the Trustee by or on behalf of Grantor, it being the intention of Grantor and it being hereby agreed that all property hereafter acquired by Grantor that is required to be subjected to the lien of this Supplemental Indenture or intended so to be shall forthwith upon the acquisition thereof by Grantor be subject to the lien of this Supplemental Indenture as if such property were now owned by Grantor and were specifically described in this Supplemental Indenture and Granted hereby or pursuant hereto;

         PROVIDED, HOWEVER, the Excluded Property is SAVED AND EXCEPTED from the property subject to the lien of this Supplemental Indenture and is specifically excluded from the property described in any of the foregoing Granting Clauses; and FURTHER PROVIDED, HOWEVER, that with respect to certain portions of the Mortgaged Property, the foregoing Grant shall be construed as a Grant to a separate trustee named with respect to such property, as set forth in Section
3.5 below.

         TO HAVE AND TO HOLD all and singular the property described in the foregoing Granting Clauses, whether now owned or held or hereafter acquired, unto the Trustee and its successors and assigns forever, and Grantor does hereby bind itself, its successors and assigns

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to warrant and forever defend all and singular the property described in the foregoing Granting Clauses unto the Trustee and its successors and assigns, against every Person whomsoever lawfully claiming or to claim the same, or any part thereof, subject only to the Permitted Exceptions;

         IN TRUST, NEVERTHELESS, WITH POWER OF SALE AND RIGHT OF ENTRY, upon the terms and conditions herein set forth, (a) for the ratable benefit and security of the holders of the Notes from time to time outstanding, without preference, priority or distinction of any Note over any other Note by reason of difference in time of issuance, sale or otherwise, (b) for the enforcement of the payment of the principal of, and premium (if any) and interest on, the Notes from time to time outstanding in accordance with their respective terms, and (c) for the enforcement of the payment and performance of all other Obligations, including without limitation the other sums payable under any Operative Document;

         PROVIDED ALWAYS, that if Grantor, or its successors, shall pay and perform in full, or shall cause to be paid and performed in full, all of the Obligations, including without limitation the payment of the principal of, and interest and premium (if any) on, the Notes according to their respective terms and the payment of all other sums becoming due and payable hereunder, and Grantor shall abide by and comply with each and every covenant and condition set forth herein or in the Notes, then this Supplemental Indenture and the lien hereof shall cease, terminate, and become void, or at the option of Grantor be assigned to Grantor, and the Trustee, if requested by Grantor or required by law, shall execute and deliver, at the sole expense of Grantor, to the party entitled thereto an instrument in form for recording, discharging, releasing, conveying or so assigning this Supplemental Indenture.

         IT IS HEREBY COVENANTED, DECLARED AND AGREED that the Mortgaged Property is to be held and disposed of by the Trustee, pursuant and subject to the provisions of this Supplemental Indenture.

                                    ARTICLE 1

                             INCORPORATION OF TERMS

         By this reference all the terms, conditions, covenants, agreements and other matters contained in the Indenture are hereby incorporated herein as if fully set out herein and the Sites and Units described herein are hereby made subject to all such terms, conditions, covenants, agreements and other matters.

                                    ARTICLE 2

                              DEFAULT AND REMEDIES

         2.1 Events of Default. Each "Event of Default" under the Indenture shall constitute an Event of Default hereunder.

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         2.2     Remedies.

         (a) General Remedies. Upon the occurrence and during the continuation of any Event of Default:

         (i) The Trustee, by notice to Grantor, may at any time, and upon the request of the Majority Holders shall, declare the aggregate unpaid principal amount of the then outstanding Notes, together with all accrued and unpaid interest thereon, immediately due and payable, whereupon such principal amount and such interest shall become immediately due and payable, without any presentment, demand, protest, notice of intent to accelerate or other notice of any kind, all of which are hereby waived by Grantor. In the event of such a declaration by the Trustee, (A) a premium in an amount equal to the Default Premium Amount at the date of declaration shall likewise become immediately due and payable and (B) Grantor shall immediately deposit with the Trustee (in immediately available funds) the moneys required to pay such principal amount, such interest and such premium.

         (ii) The Trustee personally, or by its separate trustees, co-trustees, agents or attorneys, may enter into and upon one or more of the Units, or any part of one or more of the Units, and may exclude Grantor and its agents and servants therefrom; and, at the expense of Grantor, may use, operate, manage and control the same and conduct the business thereof, may maintain and restore one or more of the Units, or any part of one or more of the Units, may insure and reinsure the same and may make all necessary or proper repairs, renewals and replacements and any useful alterations, additions, betterments and improvements thereto and thereon, all as the Trustee may deem advisable; and in every case, the Trustee shall have the right to manage and operate one or more of the Units, or any part of one or more of the Units, and to carry on the business thereof and exercise all rights and powers of Grantor with respect thereto either in the name of Grantor or otherwise as the Trustee shall deem best. The Trustee shall be entitled to collect and receive all rents, income, revenues, issues, profits (including without limitation those derived from operations), deposits, royalties, moneys, security, earnings and other benefits from or in respect of and income of the Mortgaged Property, and said rents, income, revenues, issues, profits, deposits, royalties, moneys, security, earnings and other benefits of the Mortgaged Property are hereby assigned to the Trustee and its successors and assigns. After deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and all taxes, assessments, insurance and other proper charges upon or with respect to the Mortgaged Property, as well as reasonable compensation for the services of all separate trustees, co-trustees, attorneys, servants and agents by the Trustee engaged and employed (including compensation and expenses in connection with any appeal), the moneys arising as aforesaid shall be applied as follows:

                 (A) in case the unpaid principal amounts of the then outstanding Notes have not been declared due and payable pursuant to subparagraph (i) of this paragraph (a) of this Section 2.2, first to the payment of any amounts due and payable with respect to the Notes,

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when and as the same shall become due and payable, and second to the payment of any other sums required to be paid by Grantor under this Supplemental Indenture; or

                 (B) in case the Notes shall have been declared due and payable as described in subparagraph (i) of this paragraph (a) of this Section 2.2, in the order of priorities set forth in clauses second through sixth of paragraph
(e) of Section 2.3.

         (iii) The Trustee, with or without entry, personally or by its separate trustees, co-trustees, agents or attorneys, may exercise the power of sale hereby conveyed and Granted by Grantor and sell the Mortgaged Property and all estate, right, title, interest, claim and demand therein and right of redemption thereof at one or more private or public sales, as an entirety or in parcels and at such times and places and upon such terms as may be specified in the notice or notices of sale to be given to Grantor or as may be required by law. Any number of sales may be conducted from time to time. The power of sale shall not be exhausted by any one or more such sale as to any part of the Mortgaged Property remaining unsold, but shall continue unimpaired until all of the Mortgaged Property shall have been sold or the Notes and all other Obligations secured hereby shall have been paid. In addition, either the Trustee, or in the event the Trustee may not so act, its separate trustees, co-trustees, agents or attorneys, will have and may exercise the statutory power of sale provided by the laws of the State wherein the Unit or Units sought to be sold are located.

         (iv) The Trustee may take all steps to protect and enforce its rights and remedies provided hereby or by applicable law, whether by action, suit or proceeding in equity or at law (for the complete or partial foreclosure hereof, for the specific performance of any covenant, condition or agreement contained in the Notes or herein or in aid of the execution of any power herein granted or for the enforcement of any other appropriate legal or equitable remedy) or otherwise as the Trustee shall deem most effectual to protect and enforce the same.

         (b) Specific Remedies with Respect to Certain of the Mortgaged Property. Without limiting the powers of sale or any other general remedies, rights and powers conferred upon or granted to the Trustee under any other provisions of this Supplemental Indenture to the full extent the same may be valid under the laws of any State in which a portion of the Mortgaged Property is located, Grantor covenants and agrees that upon the occurrence and during the continuation of any Event of Default, the following specific rights and remedies shall also be available with respect to hereinafter identified portions of the Mortgaged Property:

         (i) The Trustee is authorized and empowered by Grantor, at the request of the Majority Holders (which request shall be presumed), to enforce the trust under this Supplemental Indenture and to sell the Texas Mortgaged Property, as an entirety or in parcels, by one sale or by several sales, held at one time or at different times, all as the Trustee may elect, each sale to be held at the location within the county courthouse designated for the holding of nonjudicial foreclosure sales by the Commissioners Court of any county in which a part of the real property constituting the Texas Mortgaged Property to be sold is situated (or if no area has been so designated, then in an area within said courthouse described in the notice hereinafter referred

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to in this subparagraph (i) of paragraph (b) of Section 2.2) and to be made on the first Tuesday of some month between the hours of 10 o'clock A.M. and 4 o'clock P.M. to the highest bidder for cash at public vendue, after the Trustee (or a Person or Persons selected by the Trustee), acting in its capacity as Trustee and on behalf of the Beneficiaries, shall have given notices of the proposed sale in the manner hereinafter set forth, and to make due conveyance to the purchaser or purchasers, with general warranty of title to such purchaser or purchasers binding upon Grantor and its successors. Such sale must begin at the time stated in the notice referred to hereinafter in this subparagraph (i) of paragraph (b) of Section 2.2 or not later than three hours after that time.

                 The Trustee (or a Person or Persons selected by the Trustee) shall give notice of each such proposed sale by posting written notice of the time, place, and terms of sale at the courthouse door, and by filing a copy of such written notice in the office of the county clerk of the county in which the sale is to be made for at least twenty-one (21) consecutive days preceding the date of the sale. Where the real property comprising the Texas Mortgaged Property to be sold is situated in more than one county, one notice shall be posted at the courthouse door, and a copy of such notice shall be filed with the county clerk of each county in which a part of such real property to be sold is situated, and such notices shall designate the county where such Texas Mortgaged Property will be sold, which may be any county in which a part of such real property is situated. In addition to the foregoing notice or notices to be posted and filed by the Trustee (or a Person or Persons selected by the Trustee), the Trustee acting on behalf of the Beneficiaries shall, at least twenty-one (21) days preceding the date of sale, serve or cause to be served written notice of the proposed sale by certified mail on each debtor obligated to pay the Obligations according to the records of Beneficiaries. The service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to each such debtor at the most recent address (which shall be within the United States of America) as shown by the records of the Beneficiaries, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any Person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. In this respect and to the full extent Grantor may legally do so, Grantor also expressly agrees that: (i) the address of Grantor shall be the address set out in this Supplemental Indenture and shall be deemed conclusively to be and remain at all times the most recent addresses of all debtors obligated to pay the Obligations as shown by the records of the Beneficiaries, provided such address may be changed to some other address within the United States of America from time to time only by express written notice of change thereof signed by all debtors obligated to pay the Obligations and actually delivered to and received by the Beneficiaries and setting forth a new address for all such debtors which shall be within the United States of America and which shall be deemed conclusively to be and remain at all times thereafter the most recent address of all debtors obligated to pay the Obligations as shown by the records of the Beneficiaries until changed in the manner herein provided, (ii) the records of the Beneficiaries shall not be deemed to reflect any change in the names or identities of the respective debtors obligated to pay the Obligations (to whom notice of proposed sale shall be required to be mailed as provided for above) unless and until express written notice of such change signed by all debtors obligated to pay the Obligations shall have been actually delivered

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to and received by the Beneficiaries, and (iii) no notice of such sale or sales other than the notices hereinabove provided shall be required to be given to Grantor or any other persons and any other notice is expressly waived.

                 The above provisions with respect to posting, serving, filing, and giving notices of sale are intended to comply with the provisions of Section 51.002, et seq. of the Property Code of the State of Texas (in this subparagraph
(i) of paragraph (b) of Section 2.2, such Section 51.002, et seq. shall be called the "Subject Statute"). In the event the requirement for any notice, or the posting, serving, filing, or giving thereof, under the Subject Statute shall be eliminated or the prescribed manner of posting, serving, filing, or giving same is modified by future amendment to the Subject Statute, the requirement for such particular notice shall be stricken from, or the manner of posting, serving, filing, or giving any notice hereunder modified in, this Supplemental Indenture in conformity with such amendment. The manner herein prescribed for posting, serving, filing, or giving any notice, other than that to be posted and filed or caused to be posted and filed by the Trustee, shall not be deemed exclusive but such notice or notices may be posted, served, filed, or given in any other manner which may be permitted by applicable law. Further, in relation to this Supplemental Indenture and the exercise of any power of sale by the Trustee hereunder, if the Subject Statute shall be amended or modified to require any other notice or the posting, filing, serving, or giving thereof or any statute hereafter enacted shall require any other notice or the posting, filing, serving, or giving thereof, the Trustee or any Person or Persons selected by the Trustee is hereby authorized and empowered by Grantor to give such notice or make such posting, filing, serving, or giving thereof, provided, however, that Grantor waives such other notice or the posting, filing, serving, or giving thereof to the full extent Grantor may legally do so.

                 The power of sale hereinabove granted to the Trustee shall extend to and may be exercised by any co-trustee or separate trustee appointed pursuant to this Supplemental Indenture as a substitute for the Trustee. Grantor further agrees that the recitals in the conveyance made to the purchaser pursuant to exercise of the foregoing power of sale, shall be full proof and evidence of the matters therein stated, and no other proof shall be requisite of the request by any Beneficiary or the Trustee to enforce this trust, or of the due, timely, and proper posting, filing, serving and giving of all notices and making of the sale, or any particulars thereof, or of the inability, refusal, or failure of the Trustee to act, or of the removal of any trustee, or of the appointment of a successor trustee, separate trustee or co-trustee, as provided in this Supplemental Indenture, either as to the legality of any such trustee's appointment or otherwise, or of the contingencies which brought about the failure or inability of the Trustee or any separate trustee or co-trustee to act, or of their removal, as the case may be, all prerequisites of said sale shall be presumed to have been performed, and any sale made under the powers herein granted shall be a perpetual bar against Grantor, its successors and assigns.

         (ii) Insofar as this Supplemental Indenture covers and describes the North Carolina Mortgaged Property, the Grant of this Supplemental Indenture shall be deemed and constituted as a power of sale; and in furtherance thereof, the Grantor does hereby Grant to the North Carolina Trustee, as trustee, having an address at 700 Louisiana Street, Suite 1900, Houston,

Texas 77002, and to its successors and assigns, for the benefit of the Beneficiaries, in fee simple, forever, all the North Carolina Mortgaged Property. TO HAVE AND TO HOLD the North Carolina Mortgaged Property unto the North Carolina Trustee, its successors and assigns, in fee simple forever, upon the trusts and for the uses and purposes hereinafter set forth. Upon the occurrence of an Event of Default, the Trustee may notify the North Carolina Trustee to exercise the power of sale granted hereunder and upon such notification it shall be lawful for and the duty of the North Carolina Trustee, and the North Carolina Trustee is hereby authorized and empowered to expose to sale and to sell the North Carolina Mortgaged Property or any part thereof at public sale to the highest bidder for cash, after having first complied with all applicable requirements of North Carolina law with respect to the exercise of powers of sale contained in deeds of trust and upon such sale, the North Carolina Trustee shall convey title to the portion of the North Carolina Mortgaged Property so sold to the purchaser in fee simple. The North Carolina Trustee shall apply the proceeds of any such sale as set forth in paragraph (e) of Section 2.3. The Grantor agrees that in the event of a sale hereunder the Beneficiaries, the Trustee, or any of them (but not the North Carolina Trustee) shall have the right to bid at such sale. The North Carolina Trustee may require the successful bidder at any sale to deposit immediately with the North Carolina Trustee cash or certified check in an amount up to 10% of the bid, provided notice of such requirement is contained in the advertisement of the sale. The bid may be rejected if the deposit is not immediately made and thereupon the next highest bidder may be declared to be the purchaser. Such deposit shall be refunded in case a resale is had; otherwise it shall be applied to the purchase price. If personal property is sold hereunder, it need not be at the place of sale. The published notice, however, shall state the time and place where such personal property may be inspected prior to sale. The North Carolina Mortgaged Property may be sold in such parcels or lots as the North Carolina Trustee may determine and the North Carolina Mortgaged Property may be sold at one sale or in multiple sales as determined by the North Carolina Trustee. The exercise of the power of sale hereunder by the North Carolina Trustee on one or more occasions shall not be deemed to extinguish the power of sale which power of sale shall continue in full force and effect until all of the North Carolina Mortgaged Property shall have been finally sold and properly conveyed to the purchasers at the sales. The North Carolina Trustee's commission shall be five percent (5%) of the gross proceeds of the sale for a completed foreclosure. In the event foreclosure is commenced, but not completed, the Grantor shall pay all expenses incurred by the North Carolina Trustee, including reasonable attorneys' fees, and a partial commission computed on five percent (5%) of the outstanding indebtedness in accordance with the following schedule: one-fourth (1/4th) thereof before the North Carolina Trustee issues a notice of hearing on the right to foreclose; one-half (1/2) thereof after issuance of said notice; three-fourths (3/4ths) thereof after such hearing; and the full commission after the initial sale.

                 The Trustee shall at any time have the irrevocable right to remove the North Carolina Trustee herein named without notice or cause and to appoint its successor by an instrument in writing, duly acknowledged, in such form as to entitle such written instrument to record in North Carolina, and in the event of the resignation of the North Carolina Trustee herein named, the Trustee shall have the right to appoint its successor by such written instrument, and any successor to the North Carolina Trustee so appointed shall be vested with the title to the North Carolina Mortgaged Property, and shall possess all the powers, duties and obligations herein conferred on the North Carolina Trustee in the same manner and to the same extent as though such successor were named herein as the North Carolina Trustee.

         2.3 General Provisions for Sale of Mortgaged Property; Application of Proceeds.

         (a) The Trustee may postpone any sale of all or any part of the Mortgaged Property under or by virtue of this Article 2 by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement.

         (b) Upon the completion of any sale or sales made by the Trustee under or by virtue of this Article 2, the Trustee shall execute and deliver to the purchaser good and sufficient deeds and other instruments conveying, assigning and transferring all its estate, right, title and interest in and to the property and rights sold. The Trustee is hereby irrevocably appointed the true and lawful attorney of Grantor and any subsequent owner of the Mortgaged Property or any part thereof to make, in its own name and stead or in the name of Grantor or any such subsequent owner, all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and for that purpose the Trustee may execute all necessary deeds and instruments of assignment and transfer and may substitute persons with like power, Grantor and every such subsequent owner hereby ratifying and confirming all that their said attorneys or such substitutes shall lawfully do by virtue hereof. Without limiting the generality of the foregoing, Grantor and any such subsequent owner, if so requested by the Trustee, shall ratify and confirm any such sale by executing and delivering to the Trustee, without recourse, or to such purchaser any instrument which, in the judgment of the Trustee, is suitable or appropriate therefor. Any such sale made under or by virtue of this Article 2, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor and any Person claiming from, through or under Grantor in and to the property and rights so sold, and shall be a perpetual bar at law and in equity against Grantor and its successors, assigns and any and all Persons who claim or may claim the same from, through or under it.

         (c) The receipt of the Trustee of the purchase money paid as a result of any such sale shall be a sufficient discharge therefor to any purchaser of the Mortgaged Property sold as aforesaid; and no such purchaser or its representatives, grantees or assigns, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any purpose hereof, shall be answerable in any manner whatsoever for any loss, misapplication or nonapplication of any of such purchase money or shall be bound to inquire as to the authorization, necessity, expediency or regularity of any such application.

         (d) In the event of any sale made under or by virtue of this Article 2 (whether made under any power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the entire principal of the Notes, together with all accrued, unpaid interest thereon, and all other sums required to be paid by Grantor pursuant hereto, if not previously due and payable, shall thereupon be deemed to have been declared due and payable pursuant to subparagraph (i) of paragraph (a) of Section 2.2 and shall immediately become due and payable, anything in the Notes or in this Supplemental Indenture to the contrary notwithstanding.

         (e) The purchase money, proceeds or avails of any sale made under or by virtue of this Article 2, together with any other sums which then may be held by the Trustee as part of the Mortgaged Property or the proceeds thereof, whether under the provisions of this Article 2 or otherwise, shall be applied to the extent not prohibited by applicable law: first, to the payment of the costs and expenses of such sale, including reasonable commissions or compensation to the Trustee, its agents and counsel, and of any judicial proceedings wherein the same may be made; second, to the payment of the whole amount then owing on the Notes for accrued, unpaid interest; third, to the payment of the whole amount then owing on the Notes for the Default Premium Amount; fourth, to the payment of the whole amount then owed on the Notes for principal; fifth, to the payment of any other Obligations; and sixth, to the payment of the surplus, if any, to whomsoever shall be lawfully entitled thereto.

         (f) In case of any proceedings against or involving Grantor in insolvency or bankruptcy (including any proceedings under any federal or state bankruptcy or insolvency statute or similar law) or any proceedings for its reorganization or involving the liquidation of its assets, the Trustee shall be entitled to prove the whole amount of principal, interest, and premium, if any, due upon the Notes to the full amount thereof and all other payments, charges and costs due under this Supplemental Indenture.

         2.4 Purchase by the Trustee. Upon any sale made under or by virtue of this Article 2 (whether made under any power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), to the extent permitted by applicable law, the Trustee, on behalf of the Registered Owners, may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness of the Grantor secured by this Supplemental Indenture the net proceeds of sale after deduction of all costs, expenses, compensations and other charges to be paid therefrom as herein provided and any other sums which the Trustee is authorized to deduct under this Supplemental Indenture. The Person making such sale shall accept such settlement without requiring the production of the Notes evidencing such indebtedness, and without such production there shall be deemed credited thereon the net proceeds of sale ascertained and established as aforesaid. The Trustee upon so acquiring the Mortgaged Property or any part thereof, shall be entitled to hold, deal with and sell the same in any manner permitted by applicable laws.

         2.5 Receivers. After the happening of any Event of Default hereunder, immediately upon the commencement of any legal proceeding by the Trustee for or in aid of the enforcement of the Notes then outstanding or of this Supplemental Indenture, and without regard to the adequacy of the security of the Mortgaged Property, the Trustee shall be entitled to the appointment of a receiver or receivers of the Mortgaged Property and of all the earnings, revenues, rents, issues, profits and income thereof, and Grantor hereby irrevocably consents to any such appointment.

         2.6 Suits by the Trustee. All rights of action under this Supplemental Indenture or under any of the Notes may be enforced by the Trustee without the possession of any of the Notes and without the production thereof at any trial or other proceeding relative thereto. A copy of any Note, if properly certified by the Trustee to be true and correct, shall constitute conclusive evidence of all matters that could be proven by production of the original of that Note in any trial or proceeding relative thereto. Any such suit or proceeding instituted by the Trustee shall be brought in its name as the Trustee, and any recovery of judgment shall be, subject to the rights of the Trustee, for the ratable benefit of the Registered Owners.

         2.7 Waiver of Remedies. The Trustee, upon the request of the Majority Holders, shall waive any Default, or Event of Default and its consequences, except a Default, or Event of Default (i) in the payment or prepayment of the principal of, interest, and premium, if any, on any Notes when and as the same shall become due and payable or (ii) depriving the Trustee or a Registered Owner of any Note of a lien upon the Mortgaged Property, waiver of which Defaults or Events of Default specified in clause (i) or (ii) above shall require the consent of the Registered Owner of each Note at the time outstanding. In case of any such waiver or in case any proceeding taken on account of any such Default or Event of Default shall have been discontinued or abandoned or determined adversely to the Trustee, then and in every such case, Grantor, the Trustee and the Registered Owners shall be restored to their former positions and rights hereunder respectively. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         2.8 Remedies Cumulative. No remedy herein conferred upon or reserved to the Trustee or the Registered Owners is intended to be exclusive of any other remedy or remedies, and each such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission of the Trustee to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or be deemed an acquiescence therein; and every power and remedy of the Trustee hereunder may be exercised from time to time and as often as may be deemed expedient by the Trustee or the Registered Owners.

         2.9 Waiver of Rights. Grantor agrees that Grantor will not at any time or in any manner whatever claim or take any benefit of any stay, extension or moratorium law which may affect the terms of this Supplemental Indenture; nor claim or take any benefit of any law providing for the valuation or appraisal of the Mortgaged Property or any part thereof prior to any sale thereof; nor, prior to or after any such sale, claim or exercise any right to redeem the property so sold or to be sold or any part thereof; and Grantor hereby expressly waives all benefit or advantage of any such law and covenants not to hinder, delay or impede the execution of any power or remedy herein granted or available at law or in equity, but to suffer and permit the execution of every power and remedy as though no such law existed. Grantor waives all right to have the Mortgaged Property marshaled upon any foreclosure hereof.

         2.10 Retention of Possession. Notwithstanding the appointment of any receiver, liquidator or trustee of Grantor, or of any of its property, or of the Mortgaged Property or any part thereof, the Trustee shall be entitled to retain possession and control of all property now or hereafter held by the Trustee under this Supplemental Indenture.

         2.11 Direction of Remedies. The Majority Holders shall have the right by an instrument in writing delivered to the Trustee to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to this Supplemental Indenture or of exercising any power or trust conferred upon the Trustee, and the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by the Chairman of the Board of Directors, the President or a Vice President of the Trustee, determine that the proceeding so directed would involve it in personal liability or would be unjustly prejudicial to the Registered Owners not joining in such direction. The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any written instruction furnished to the Trustee by the Majority Holders in response to a written application by the Trustee therefor. If no such instrument or instruction has been received from the Majority Holders, the Trustee may take such action, if any, as the Trustee shall determine.

         2.12 Suit by Registered Owners. If an event of Default described in paragraph (a), paragraph (b) or paragraph (c) of Section 2.1 shall have occurred and be continuing and the Registered Owner or Registered Owners shall have requested the Trustee to act with respect thereto against the Mortgaged Property as specified in Section 2.2 and the Trustee shall have failed so to act within 15 days of such request, then and only then, subject to the next sentence of this Section 2.12, shall any Registered Owner have the right to institute proceedings against the Mortgaged Property for the collection of all moneys due and payable, whether for principal, interest, or premium, if any, or any other indebtedness relating to the Notes. Notwithstanding anything herein to the contrary, no Registered Owner shall be entitled to take any judicial action or institute any suit to initiate foreclosure proceedings with respect to the Mortgaged Property or any part thereof or to enforce, by any judicial proceeding, the payment of its Note or Notes, whether for principal, interest, or premium, if any, or any other indebtedness thereunder, to the extent that the taking of such action or the institution or prosecution of any such suit or the entry of judgment therein would under applicable law result in a surrender, impairment, waiver or loss of the lien of this Supplemental Indenture upon such Mortgaged Property, or any part thereof, as security for Notes held by any other Registered Owner.

                                    ARTICLE 3

                                   THE TRUSTEE

         3.1 Rights and Obligations of Trustee. The Trustee accepts the trusts hereby created and agrees to perform its duties herein for the benefit of the Beneficiaries upon the following terms and conditions:

         (a) The Trustee shall have the full power and authority to do all things not inconsistent with the provisions of this Supplemental Indenture or applicable law in order to enforce this Supplemental Indenture or to take any action with respect to an Event of Default, or to institute, appear in or defend any suit or other proceeding with respect thereto, or to protect the interests of the Beneficiaries. The Trustee shall not be answerable or accountable except for its own willful misconduct or gross negligence. Grantor agrees to indemnify and save harmless the Trustee from any liability and damages which it may incur or sustain in the exercise and performance of its powers and duties hereunder, including expressly and without limitation any such liability and damages arising from negligence of the Trustee. The Trustee shall not be accountable for the use of any proceeds from the sale of the Notes. The Trustee shall be obligated to timely make all required refilings of any financing statements referred to in Section 3.2 of the Indenture (unless such refilings relate to original filings of which the Trustee has no knowledge), and upon request of any of the Beneficiaries, any other security documents necessary or appropriate to preserve the liens created hereby, but shall have no obligation to take any action to protect, preserve or enforce any rights or interests in the Mortgaged Property or towards the execution or enforcement of the trusts hereby created which, in its opinion, shall be likely to involve expense or liability, unless the Beneficiaries shall furnish reasonable indemnity against such liability and expense to the Trustee. In accepting the trusts hereunder and the Mortgaged Property, the Trustee is acting solely as trustee hereunder and not in its individual capacity (except with respect to the penultimate sentence of Section
2.2 of the Indenture) and all Persons, other than the Beneficiaries, having any claim against the Trustee arising by reason hereof (other than claims in respect of the gross negligence or willful misconduct of the Trustee and other than claims in respect of the penultimate sentence of Section 2.2 of the Indenture), shall look only to the Mortgaged Property for payment or satisfaction thereof. Unless and until an Event of Default shall have occurred and be continuing, the Trustee shall not be obligated to take any action under this Supplemental Indenture or any document included in the Mortgaged Property except for the performance of such duties as are specifically set forth herein or therein and except as may be requested from time to time in writing by the Majority Holders. If and so long as an Event of Default (of which the Trustee shall be deemed to have knowledge, as hereinafter provided) shall have occurred and be continuing, the Trustee shall exercise such rights, powers and remedies (whether vested in it by this Supplemental Indenture or by law or in equity or by statute or otherwise) for the protection and enforcement of its rights under this Supplemental Indenture and in respect of the Mortgaged Property as the Trustee (in the absence of written instructions from the Beneficiaries pursuant to Section 2.11 of this Supplemental Indenture) may determine, and shall use the same degree of care and skill in such exercise as a prudent man would use under the circumstances in the conduct of his own affairs.

         (b) The Trustee shall be entitled to receive compensation from Grantor for all services rendered by it hereunder prior to an Event of Default, and to be reimbursed for all proper disbursements incurred by it hereunder prior to an Event of Default, provided that no commissions shall be paid for the collection of moneys pursuant to the terms hereof. The Trustee shall be entitled to reasonable compensation for its services and reimbursement for all proper disbursements incurred by it upon or after an Event of Default, or instituting, appearing in or defending any suit or proceeding with respect thereto. All sums payable pursuant to this paragraph (b) of this Section 3.1 shall be secured by the lien of this Supplemental Indenture.

         (c) The Trustee shall incur no liability in acting upon any signature, notice, request, consent, instrument, certificate, opinion, or other instrument reasonably believed by it in good faith to be genuine. In administering the trusts, the Trustee may execute any of the trusts or powers hereof directly or through its agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and employed by it, and the reasonable expenses thereof shall be paid by Grantor, and the Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice of any such Person.

         (d) The recitals and statements (other than express covenants of the Trustee) in the Operative Documents (except for the Trustee's certificate of authentication endorsed on the Notes) shall not be considered as made by, or as imposing any obligation or liability upon, the Trustee. The Trustee makes no covenant or representation as to the rights of the holders of the Notes, the title or interest of Grantor in or to, or the condition of, the Mortgaged Property or the sufficiency of the security for the Notes or of this Supplemental Indenture, except that the Trustee represents and warrants that this Supplemental Indenture is valid, binding and enforceable in and with respect to the Trustee in accordance with its terms.

         (e) The Trustee shall have no duty to see to any recording, filing or registration of this Supplemental Indenture, any instrument of further assurance, any instrument constituting part of the Mortgaged Property, or any amendments or supplements to any of said instruments, other than those refilings referred to in paragraph (a) of this Section 3.1, or to see to the payment of any fees, charges or taxes in connection therewith (and the Trustee may act with respect to the Notes and pay out deposited moneys without regard thereto), or to give any notice thereof, or to see to the payment of or be under any duty in respect of any tax, assessment or other governmental charge which may be levied or assessed on the Mortgaged Property or any part thereof or against Grantor.

         (f) Whenever in administering the trust, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate or other instrument purporting to be signed by either the president or a vice president of Grantor and delivered to the Trustee, and such certificate or other instrument shall be full warrant to the Trustee for any action taken, suffered or omitted by it on the faith thereof, but in its discretion the Trustee may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as may seem reasonable to it.

         (g) The Trustee shall have no obligation to see to the payment or discharge of any Liens (other than the lien of this Supplemental Indenture and then only to the extent herein provided, and liens, if any, arising by reasons of acts or omissions of the Trustee unrelated to the discharge of its duties as Trustee hereunder) upon the property included in the Mortgaged Property, or to see to the payment of the principal of, premium or interest on any of the Obligations secured thereby or to the delivery or transfer to any Person of any property released from any such Lien, or to give notice to or make demand upon any mortgagor, mortgagee or other Person for the delivery or transfer of any such property.

         (h) The Trustee shall have no duty to confirm or verify any schedules setting forth the interest and principal payments and other payments to be made on or in respect of the Notes or any financial or other statements or reports or certificates furnished pursuant to any provision hereof, and, except as otherwise provided hereby the Trustee shall be under no other duty in respect of the same, except to retain the same in its files, and permit the inspection thereof at reasonable times by any of the Beneficiaries.

         (i) The Trustee shall not be concerned with or accountable to any Person for the use or application of any deposited moneys which shall be released or withdrawn in accordance with the provisions hereof or of any property or securities or the proceeds thereof which shall be released from the lien of this Supplemental Indenture in accordance with the provisions hereof.

         (j) The Trustee shall not be required to ascertain or inquire as to the performance or observance of any of the covenants or agreements herein contained, or contained in any other instruments pledged or assigned to the Trustee hereunder, to be performed or observed by Grantor or any party to any such other instruments. The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Default or Event of Default (except default in the payment of moneys to the Trustee which are required to be paid to the Trustee on or before a specified date or within a specified time after receipt by the Trustee of a notice or certificate which was in fact received and except default in the delivery of any certificate, opinion or other document expressly required to be delivered to the Trustee by any provision hereof), unless (i) the Trustee shall receive from Grantor or any of the Beneficiaries written notice stating that a Default or Event of Default has occurred and specifying the same, or (ii) a responsible officer in the corporate trust department of the Trustee shall otherwise obtain actual knowledge thereof, and in the absence of such notice or such actual knowledge, the Trustee may conclusively assume that there is no such Default or Event of Default, except as aforesaid. As soon as practicable after receiving knowledge thereof, the Trustee shall notify all Beneficiaries and Grantor of any Event of Default, and if such Event of Default is subsequently wholly cured or waived, the Trustee shall give notice to such effect to the Beneficiaries and Grantor.

         (k) The Trustee shall forward to each of the Beneficiaries a copy of any financial report, certificate or communication submitted to the Trustee pursuant to this Supplemental Indenture.

         (l) Notwithstanding any other provision of this Supplemental Indenture, if (i) any payment of principal of, or premium (if any) or interest on, any outstanding Note is not paid or made when due and (ii) the Trustee shall have notice of that fact, the Trustee shall on the next succeeding Business Day give immediate telephonic or written notice by telex or its equivalent to Grantor and to each Registered Owner.

         3.2 Resignation of Trustee. The Trustee may resign and be discharged of the trusts by giving notice thereof to each of the Beneficiaries and Grantor (or any subsequent owner of Grantor's interest in any property included in the Mortgaged Property), specifying the date (not less than 60 days after such notice) when such resignation shall take effect. Notwithstanding the foregoing, no such resignation shall take effect until the appointment and acceptance of a successor trustee pursuant to Section 3.3 of this Supplemental Indenture.

         3.3 Successor Trustee.

         (a) The Trustee may be removed at any time by notice from the Registered Owners of not less than a majority in aggregate unpaid principal amount of the Notes then outstanding. If the Trustee shall have given notice of its intention to resign, shall resign, be removed or otherwise be incapable of acting, or if the Trustee shall be taken under the control of any public officer or a receiver appointed by a court, or be adjudged a bankrupt or insolvent, then a successor may be appointed by the Registered Owners of not less than a majority in aggregate unpaid principal amount of the Notes then outstanding; provided that Grantor may appoint a successor trustee to act until such successor shall be so appointed. Grantor shall notify each of the Beneficiaries of any such appointment by Grantor, but any successor trustee so appointed by Grantor shall immediately and without further act be superseded by a successor trustee appointed by the Beneficiaries as above provided.

         (b) Any successor to the Trustee shall execute, acknowledge and deliver to its predecessor and Grantor (or any subsequent owner of Grantor's interest in the property included in the Mortgaged Property), an instrument accepting such appointment, and thereupon such successor, without any further act, deed or conveyance, unless otherwise required by applicable state law, shall become vested with all the estate, properties, rights, powers, duties and trusts of its predecessor in the trusts hereunder with like effect as if originally named as the Trustee herein; provided that on the written request of Grantor, any of the Beneficiaries or the successor trustee, such predecessor shall execute and deliver an instrument transferring to such successor, upon the trusts expressed in this Supplemental Indenture, such estate, properties, rights, powers, duties and trusts and shall duly assign, transfer, deliver and pay over to such successor, any property and moneys subject to the lien of this Supplemental Indenture and held by such predecessor. The successor Trustee shall deliver to each of the Beneficiaries and to Grantor (or any subsequent owner of Grantor's interest in the property included in the Mortgaged Property) a copy of any such instrument accepting appointment promptly after its execution thereof.

         (c) Any successor to the Trustee shall always be a bank or trust company organized under the laws of the United States of America or a State thereof licensed, chartered or regulated by the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Savings and Loan Insurance Corporation, the Federal Home Loan Bank Board or the Bureau of Federal Credit Unions or any successor thereof, having a combined capital, surplus and undivided profits (as shown by its most recent financial statement published to its shareholders) aggregating at least $100,000,000 and a principal office in one of the forty-eight contiguous United States, in which it is duly authorized to act as a trustee.

         (d) Subject to the provisions of paragraph (c) of this Section 3.3, any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation or conversion to which it shall be a party, shall be the successor to the Trustee without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         3.4     Co-Trustees and Separate Trustees.

         (a) Whenever (i) the Trustee shall deem it necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Mortgaged Property shall be situated or to make any claim or bring any suit with respect to all or any part of the Mortgaged Property, (ii) the Trustee shall be advised by counsel satisfactory to it that it is necessary or prudent in the interests of the Beneficiaries, or (iii) the Trustee shall have been requested to do so in writing by the Registered Owners of at least 25% in principal amount of the Notes then outstanding, then the Trustee shall execute and deliver all instruments and agreements necessary or proper to appoint one or more Persons approved by the Trustee, either to act as co-trustee or co-trustees with respect to all or any part of the Mortgaged Property, jointly with the Trustee, or to act as separate trustee or separate trustees with respect to all or any part of the Mortgaged Property, in either such case with such powers a may be provided in the instrument of appointment, and to vest in such Person or Persons any property, title, right or power of the Trustee, subject to the other provisions of this Section 3.4. If the Trustee deems it necessary or prudent, Grantor, upon request of the Trustee, will join in any such instrument of appointment. The Trustee may execute, deliver and perform any deed, conveyance, assignment or other instrument as may be required by any co-trustee or separate trustee for more fully and certainly vesting in and confirming to it or him any property, title, right or power that by the terms of such instrument of appointment are expressed to be conveyed or conferred to or upon such co-trustee or separate trustee, and Grantor, upon request of the Trustee, will join therein and execute, acknowledge and deliver the same. In like manner, if the Trustee, upon 15 days written request of the Registered Owners of at least 25% in principal amount of the Notes then outstanding, has failed or is unable to so act, should the Majority Holders deem it necessary or prudent to so act, such Majority Holders by instrument in writing delivered to the Trustee may appoint any co-trustee or separate trustee acceptable to the Trustee; and Grantor, upon request of the Trustee, will join in any such instrument of appointment. In the event Grantor shall not have joined in any such appointment, deed, conveyance, assignment or other instrument within 15 days after the receipt by Grantor of a written request from the Trustee or the Majority Holders so to do, or in the event a Default or an Event of Default shall occur and be continuing, the Trustee or Majority Holders, as the case may be, shall have the power to make such appointment pursuant to the provisions of this Section 3.4 without the concurrence of Grantor; and without limiting such power, Grantor further hereby appoints the Trustee its agent and attorney-in-fact to act in the name of and for Grantor under the foregoing provisions of this Section 3.4 in any of such contingencies should the Trustee desire so to act.

         (b) Every co-trustee and separate trustee shall, to the extent permitted by law but to such extent only, be appointed and act and the Trustee shall act subject to the following terms and conditions:

         (i) the Notes shall be authenticated and delivered, and all rights, powers, duties and obligations of the Trustee hereunder in respect of the custody of money held by, or required to be deposited with, the Trustee hereunder, shall be exercised solely by the Trustee;

         (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such co-trustee or separate trustee, jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including but not limited to the holding of title to or power of sale to the Mortgaged Property situated in any such jurisdiction) shall be exercised and performed by such co-trustee or separate trustee;

         (iii) No power hereby given to, or with respect to which it is hereby provided may be exercised by, any such co-trustee or separate trustee shall be exercised hereunder by such co-trustee or separate trustee except (A) jointly with the Trustee, (B) with the consent of the Trustee, or (C) at the request of the Majority Holders.

         (iv) The Trustee may at any time by written instrument accept the resignation of or, acting on behalf and under the direction of the Registered Owners of 25% in principal amount of the Notes then outstanding, remove any such co-trustee or separate trustee, and upon the request of the Trustee, Grantor shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation, but the Trustee shall have the power to accept such resignation or to make such removal without the joinder of Grantor as is above provided with respect to the appointment of such co-trustees and separate trustees. A successor to a co-trustee or separate trustee so resigning or removed may be appointed in the manner provided in this Section 3.4 for the appointment of a separate trustee or co-trustee.

         (v) Any request, approval or consent in writing by the Trustee or the Majority Holders to any co-trustee or separate trustee shall be sufficient warrant to such co-trustee or separate trustee, as the case may be, to take such action as may be so requested, approved, or consented to.

         (vi) Subject to the limitations set forth in this Section 3.4, each co-trustee and separate trustee appointed pursuant to this Section 3.4 shall be subject to, and shall have the benefit of, the provisions of this Supplemental Indenture insofar as they apply to the Trustee.

         (c) Such co-trustee or separate trustee, upon appointment pursuant to this Section 3.4, shall be vested with the estates or property specified in the instrument under which it was appointed, either jointly with the Trustee, or separately, as may be provided therein, subject to all the trusts, conditions and provisions of this Supplemental Indenture; and every such instrument shall be filed with the Trustee. Any co-trustee or separate trustee may, at any time, by written instrument constitute the Trustee his agent or attorney-in-fact with full power and authority, to the extent permitted by law, to do all acts and things and exercise all discretion authorized or permitted by such co-trustee or separate trustee for and in behalf of such trustee and in the name of such trustee. If any co-trustee or separate trustee shall be dissolved, become incapable of acting, resign, be removed or die, all the estates, property, rights, powers, trusts, duties and obligations of such co-trustee or separate trustee, so far as permitted by law, shall vest in and be exercised by the Trustee, without the appointment of a successor to said co-trustee or separate trustee, until the appointment of a successor to said co-trustee or separate trustee is deemed necessary or prudent as provided in paragraph (a) of this
Section 3.4.

         (d) Any notice, request or other writing, by or on behalf of the Registered Owners or any of them delivered to the Trustee shall be deemed to have been delivered to the Trustee, and all co-trustees and separate trustees.

         3.5 Appointment of Certain Separate Trustees. With respect to the North Carolina Mortgaged Property, David W. Martin, Trustee (herein called the "North Carolina Trustee"), is hereby appointed to act as a separate trustee pursuant to the provisions of Section 3.4 of this Supplemental Indenture for the sole purpose of accepting the benefits of the power of sale and related rights set forth in subparagraph (ii) of paragraph (b) of Section 2.2 of this Supplemental Indenture. In furtherance thereof, the North Carolina Trustee is hereby vested with full power to effect and enforce the power of sale granted by this Supplemental Indenture as to the North Carolina Mortgaged Property for the benefit of the Beneficiaries to the full extent that the Trustee is incompetent or unqualified to accept such power of sale and related rights or to perform such act or acts as may hereafter be required with respect thereto. Upon the occurrence of an Event of Default, the North Carolina Trustee shall enforce all powers, duties, obligations and rights hereby conferred upon the North Carolina Trustee in respect of the North Carolina Mortgaged Property, at the request of the Majority Holders, in accordance with this Supplemental Indenture and the laws of the State of North Carolina.

         3.6 Liability of Trustees. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

         3.7 Segregation of Moneys. All moneys received by the Trustee pursuant to this Supplemental Indenture shall be held in trust for the purposes for which they were paid, but, except as otherwise provided herein and to the extent required by law, need not be segregated from any other moneys, and may be deposited by the Trustee under such general conditions as may be prescribed by law in the general banking department of the Trustee, and the Trustee shall not be liable for any interest thereon, except as otherwise provided herein.

         3.8 Illegal Acts. No provision of this Supplemental Indenture or any amendment or supplement hereto or thereto shall be deemed to impose any duty or obligation on the Trustee to perform any act in the execution of the trust or to exercise any right, power, duty or obligation conferred or imposed on it, which under any present or future law shall be unlawful (including without limitation the performance of any act that would violate the Trust Indenture Act of 1939, as amended), or which shall be beyond the corporate powers, authorization or qualification of the Trustee, but any such act and any such exercise shall be performed and exercised by any co-trustee or separate trustee appointed as provided in Section 3.4 of this Supplemental Indenture, provided, that the same shall not be unlawful or beyond his or its powers, authorization or qualification.

                                    ARTICLE 4

                                     GENERAL

         4.1 Legal Expenses. Grantor agrees to indemnify the Trustee and the Beneficiaries from all loss, damage and expense, including (without limitation) attorneys' fees, incurred in connection with any action of whatever kind taken in connection with this Supplemental Indenture or any supplement or amendment hereto or waiver hereunder or any suit or proceeding in or to which the Trustee and the Beneficiaries may be made or become a party for the purpose of protecting the lien of this Supplemental Indenture or its priority.

         4.2 No Impairment. Grantor agrees that no other security, now existing or hereafter taken, for the payment or performance of any of the Obligations shall be impaired or affected in any manner by the execution of this Supplemental Indenture; no security subsequently taken to secure the payment or performance of any of the Obligations shall impair or affect in any manner the security given by this Supplemental Indenture; all security for the payment or performance of any of the Obligations shall be taken, considered, and held as cumulative; and the taking of additional security shall at no time release or impair any security by endorsement or otherwise previously given. Grantor further agrees that any part of the security herein described may be released without in anywise altering, varying, or diminishing the force, effect, or lien of this Supplemental Indenture, or of any renewal or extension of said lien, and that this Supplemental Indenture shall continue as a first lien, assignment, and security interest on all the Mortgaged Property not expressly released until all Obligations are fully paid and performed.

         4.3 Security Agreement; Fixture Filing. This Supplemental Indenture, to the extent that it conveys or otherwise deals with personal property or with items of personal property which are or may become fixtures, shall also be construed as a security agreement under Article 9 (in this Section 4.3 called "Article 9") of the Uniform Commercial Code, as adopted and in effect in the State of North Carolina, and this Supplemental Indenture constitutes a financing statement filed as a fixture filing in the real property records of the respective Cities or Counties in which this Supplemental Indenture is recorded with respect to any and all fixtures now or at any time included within the Mortgaged Property. If any item of Mortgaged Property also constitutes collateral granted to the Trustee or the Beneficiaries under any other mortgage, agreement, document, or instrument, in the event of any conflict between the provisions of this Supplemental Indenture and the provisions of such other mortgage, agreement, document, or instrument relating to such collateral, the provision or provisions this Supplemental Indenture or such other mortgage, agreement, document or instrument selected by the Trustee at its sole discretion shall control with respect to such collateral.

         Without limiting the generality of the preceding paragraph, Grantor grants unto the Trustee a security interest in all the Mortgaged Property (including both that now owned and that hereafter acquired) to the full extent that attachment of a security interest in such Mortgaged Property may be obtained under Article 9 (all such Mortgaged Property in which such attachment may now or hereafter be obtained is in this Section 4.3 collectively called, the "UCC Collateral").

         Grantor covenants and agrees with the Trustee with respect to the UCC Collateral that:

         (a) In addition to any other remedies granted in this Supplemental Indenture to the Trustee, the Trustee may, during the continuation of any Event of Default, proceed under Article 9 as to all or any part of the UCC Collateral, and shall have and may exercise with respect to the UCC Collateral all the rights, remedies, and powers of a secured party under Article 9, including, without limitation, the right and power to sell, at one or more public or private sales, or otherwise dispose of, lease, or utilize the UCC Collateral and any part or parts thereof in any manner authorized or permitted under Article 9 after default by a debtor, and to apply the proceeds thereof to the Obligations in such manner as the Trustee may elect.

         (b) The rights of the Trustee upon such occurrence and continuation of an Event of Default shall include, but without limitation, the right, by any lawful means, to take possession of the UCC Collateral or any part thereof and to enter, in any lawful manner, upon any premises where UCC Collateral may be situated for such purpose without being deemed guilty of trespass and without liability for damages thereby occasioned, and to take any lawful action deemed necessary or appropriate or desirable by the Trustee, at its option and in its discretion, to repair, refurbish, or otherwise prepare the UCC Collateral for sale, lease, or other or disposition pursuant to Article 9.

         (c) To the extent permitted by Article 9, Grantor expressly waives any notice of sale or other disposition of the UCC Collateral and any other formalities prescribed by law relative to sale or disposition of the UCC Collateral or the exercise of any other right or remedy of the Trustee existing during the continuation of an Event of Default. To the extent any such notice is required and cannot be waived, Grantor agrees that, if such notice is mailed, postage prepaid, to Grantor at the address of Grantor set forth hereinbelow at least five days before the time of such sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement under Article 9 for giving of said notice.

         (d) During the continuation of any Event of Default, the Trustee is Granted the express right, at its option, to transfer to itself or to its nominee the UCC Collateral, or any part thereof, to notify any obligor or account debtor with respect to any UCC Collateral to make payment directly to the Trustee or its designated nominee, and to receive the moneys, income, proceeds or benefits attributable or accruing thereto and to apply the same to the Obligations in such order and manner as the Trustee may elect. With respect to the UCC Collateral, Grantor, for itself, its successors, heirs and assigns, hereby expressly and specifically waives all rights to a marshaling of the assets of Grantor, including the UCC Collateral, or to a sale in inverse order of alienation.

         (e) All recitals in any instrument of assignment or any other instrument executed by the Trustee incident to a sale, transfer, assignment, lease, or other disposition or utilization of the UCC Collateral or any part thereof hereunder shall be full proof of the matters stated therein, no other proof shall be requisite to establish full legal propriety of the sale or other action or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action and of any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

         (f) The Trustee may require Grantor to assemble the UCC Collateral (except any portion thereof which is a fixture and is affixed to a Site or to Improvements situated thereon) and make it available to the Trustee at a place to be designated by the Trustee that is reasonably convenient to Grantor and Trustee. Grantor shall be fully liable for all expenses of retaking, holding, preparing for sale, lease or other use or disposition, selling, leasing or otherwise disposing or preparing to dispose of the UCC Collateral which are incurred or paid by the Trustee, including all attorneys' fees, legal expenses and other costs, and all of such fees, expenses and costs shall constitute a part of the Obligations.

         (g) Certain of the UCC Collateral is or will become fixtures and this Supplemental Indenture upon being filed for record in the real property records of the respective counties where the Sites are located shall operate also as a financing statement upon such of the UCC Collateral which is or may become fixtures. Grantor is the record owner of or has a record interest in each of the Sites on which fixtures constituting a portion of the UCC Collateral are located.

         (h) Any copy of this Supplemental Indenture which is signed by Grantor or any photographic or other reproduction of this Supplemental Indenture may also be filed as a financing statement.

         (i) So long as any of the Obligations remain unpaid, unless the prior written specific consent and approval of the Trustee shall have first been obtained, Grantor will not execute and there will not be filed in any public office any financing statement or statements covering the UCC Collateral other than financing statements in favor of the Trustee hereunder.

         4.4 Overdue Obligations. In the event any payment Obligation of the Grantor hereunder, under the Notes or under any other Operative Document (other than any of the principal of, or interest or premium (if any) on the Notes, which Obligation, if not paid when due, shall bear interest as provided in
Section 2.11 of the Indenture) is not paid when due, such Obligation shall bear interest, payable on demand, at the Overdue Rate from the date such Obligation became due until such Obligation is paid.

         4.5 Notices. All communications, notices and consents provided for herein shall be in writing and be given in person or by overnight delivery service or by means of telex, telecopy or other wire transmission made before 5:00 P.M., recipient's time, on a Business Day and promptly confirmed by mail (with request for assurance of receipt in a manner typical with respect to communications of that type) or by mail, and shall become effective (w) on delivery if given in person, (x) on the date of transmission if sent by telex, telecopy or other wire transmission, (y) the next Business Day if delivered by overnight delivery service, or (z) three Business Days after being deposited in the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid. Notices shall be addressed as follows:

                 If to Grantor:

                          Kettle Restaurants, Inc.
                          3131 Argonne
                          Houston, Texas 77098
                          Attention:   Vice President-Finance
                          Telecopier:   (713) 524-7956

                 If to the Trustee:

                          NationsBank of Texas, National Association
                          700 Louisiana Street
                          Houston, Texas 77002
                          Attention:   Corporate Trust Administration
                          Telecopier:   (713) 247-7851

or at such other address as any party hereto may from time to time designate by notice duly given in accordance with the provisions of this Section 4.5 to the other parties hereto.

         4.6 Successors; Gender. All provisions hereof shall bind Grantor, the Trustee, the Beneficiaries and their respective successors, vendees and assigns and shall inure to the benefit of the Trustee, the Beneficiaries and their respective successors and assigns, and Grantor and its permitted successors and assigns. The word "Grantor" shall include all Persons claiming under or through any Grantor and all Persons liable for the payment or performance by Grantor of any of the Obligations whether or not such Persons shall have executed the Notes or this Supplemental Indenture. Wherever used, unless specifically defined herein to the contrary, the singular number shall include the plural, and the plural the singular. The use of any gender shall be applicable to all genders.

         4.7 Care by the Beneficiaries or the Trustee. The Beneficiaries or the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any of the Mortgaged Property in their possession if any of them take such action for that purpose as Grantor requests in writing, but failure of the Beneficiaries or the Trustee to comply with any such request shall not be deemed to be (or to be evidence of) a failure to exercise reasonable care, and no failure of the Beneficiaries or the Trustee to preserve or protect any rights with respect to such Mortgaged Property against prior parties, or to do any act with respect to the preservation of such Mortgaged Property not so requested by Grantor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Mortgaged Property.

         4.8 No Obligation on the Beneficiaries or the Trustee. This Supplemental Indenture is intended only as security for the Obligations. Anything herein to the contrary notwithstanding, (i) Grantor shall be and remain liable hereunder and with respect to the Mortgaged Property to perform all of the obligations assumed by Grantor under this Supplemental Indenture or with respect to each thereof, (ii) neither the Beneficiaries nor the Trustee shall have any obligation or liability hereunder or with respect to the Mortgaged Property by reason or arising out of this Supplemental Indenture other than the obligation of the Trustee to act with respect to the Mortgaged Property as herein provided, and (iii) neither the Beneficiaries nor the Trustee shall be required or obligated in any manner to perform or fulfill any of the obligations of Grantor, under, pursuant to or with respect to any of the Mortgaged Property.

         4.9 No-Waiver; Writing. No delay on the part of the Trustee or the Beneficiaries in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Trustee or the Beneficiaries of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The granting or withholding of consent by the Trustee or the Beneficiaries to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions.

         4.10 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT THE PROVISIONS FOR THE CREATION, PERFECTION AND/OR ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED BY THIS SUPPLEMENTAL INDENTURE IN RESPECT OF ANY SITE AND UNIT AND THE FORECLOSURE OR POWER OF SALE PROCEDURES SET FORTH IN THIS SUPPLEMENTAL INDENTURE IN RESPECT OF SUCH SITE AND UNIT SHALL BE GOVERNED BY

AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE WHERE THAT SITE AND UNIT IS LOCATED.

         4.11 Severability. Whenever possible, each provision of this Supplemental Indenture shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplemental Indenture shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplemental Indenture.

         4.12 Waiver. Grantor, on behalf of Grantor and all Persons now or hereafter interested in any of the Units or the Mortgaged Property, to the fullest extent permitted by applicable law, hereby waives all rights under all appraisement, homestead, moratorium, valuation, exemption, stay, extension, and redemption statutes, laws or equities now or hereafter existing, and hereby further waives the pleading of any statute of limitations as a defense to any and all Obligations secured by this Supplemental Indenture, and Grantor agrees that no defense, claim or right based on any thereof will be asserted, or may be enforced, in any action enforcing or relating to this Supplemental Indenture or any of the Mortgaged Property. Without limiting the generality of the preceding sentence, Grantor, on Grantor's own behalf and on behalf of each and every Person acquiring any interest in or title to any Unit subsequent to the date of this Supplemental Indenture, hereby irrevocably waives any and all rights of redemption from sale under any order or decree of foreclosure of this Supplemental Indenture or under any power contained herein or therein or under any sale pursuant to any statute, order, decree or judgment of any court. Grantor, for Grantor, and for all Persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Supplemental Indenture, hereby expressly waives and releases: (i) all right to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant hereto; and (ii) all right to have any of the Mortgaged Property and any other property now or hereafter constituting security for any of Obligations marshalled upon any foreclosure of the Mortgaged Property or of such other property.

         4.13 No Merger. It being the desire and intention of the parties hereto that this Supplemental Indenture and the liens hereof and thereof do not merge in fee simple title to the Units, it is hereby understood and agreed that should the Trustee or any of the Beneficiaries acquire an additional or other interests in or to the Units or the ownership thereof, then, unless a contrary intent is manifested by the Trustee as evidenced by an express statement to that effect in an appropriate document duly recorded, this Supplemental Indenture and the liens hereof shall not merge in the fee simple title, toward the end that this Supplemental Indenture may be foreclosed as if owned by a stranger to the fee simple title.

         4.14 Beneficiaries or Trustee Not Joint Venturers or Partners. Grantor and the Trustee acknowledge and agree that in no event shall the Trustee or any of the Beneficiaries be deemed to be a partner or joint venturer with Grantor. Without limitation of the foregoing, neither the Trustee nor any of the Beneficiaries shall be deemed to be such a partner or joint venturer on account of its becoming a mortgagee in possession or exercising any rights pursuant to this Supplemental Indenture or pursuant to any other instrument or document evidencing or securing any of the Obligations secured hereby, or otherwise.

         4.15 No Third Party Benefits. This Supplemental Indenture, the Notes and the other Operative Documents are made for the sole benefit of the parties thereto, the Registered Owners and, subject to the provisions of Section 4.6 of this Supplemental Indenture, their successors and assigns, and no other party shall have any legal interest of any kind under or by reason of any of the foregoing. Whether or not the Trustee elects to employ any or all the rights, powers or remedies available to it under any of the foregoing, the Trustee shall have no obligation or liability of any kind to any third party by reason of any of the foregoing or any of the Trustee's actions or omissions pursuant thereto or otherwise in connection with this transaction.

         4.16 Counterparts. This Supplemental Indenture is being executed in several counterparts, one of which counterparts, complete with Schedules A-1 through A-7, is on file at the Corporate Trust Office and is to be delivered to each of the Registered Owners and to Grantor. Each of such executed counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

         4.17 Table of Contents; Headings. The table of contents contained herein and the headings of the various Articles, Sections, paragraphs, subparagraphs and Schedules herein have been inserted for reference only and shall not to any extent have the effect of modifying or amending the express terms and provisions hereof.

         4.18 Maximum Interest Payable.

         (a) Grantor, the Trustee and the Beneficiaries hereby limit the aggregate amount of Compensation to the maximum lawful nonusurious amount of interest permitted by the laws of the State of Texas from time to time in effect to be contracted for or by, charged to, and collected and received from Grantor (the "Maximum Amount"). Grantor, the Trustee and the Beneficiaries further agree that solely for the purpose of determining such limitation, the aggregate amount of Compensation shall, to the fullest extent permitted by such laws, be amortized, prorated, allocated and spread throughout the period from the Closing Date to the date on which the aggregate principal amount of all outstanding Notes is paid.

         (b) If the Operative Documents would, in the absence of this Section 4.18, be construed to require the payment of an aggregate amount of Compensation that exceeds the Maximum Amount, Grantor shall not be obligated to pay such excess, the right to demand payment of such excess is hereby waived, and this
Section 4.18 shall control over any other provision of any of the Operative Documents.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Supplemental Indenture as of the day and year first above written.

                                   GRANTOR:

                                   KETTLE RESTAURANTS, INC., a Texas
                                   corporation
                                   (Tax I.D. No. 76-0276342)

                                   By: /s/  Charlette Woods
                                       -----------------------------------------
                                       Carlette Woods,
                                       Vice President-Finance

ATTEST:

By: /s/  Margaret A. Hall
    ----------------------------------
    Name: Margaret A. Hall
    Title: Asst. Corp. Secretary

[Affix Corporate Seal]

                                   TRUSTEE:

                                   NATIONSBANK OF TEXAS, National
                                   Association, a national banking association
                                   (Tax I.D. No. 75-2238693)

                                   By: /s/  J. Kovatz
                                       -----------------------------------------
                                       Julianne Kovatz, Assistant Vice President

ATTEST:

By: /s/ M. H. Magee
    ----------------------------------
    Name: Maryem H. Magee
    Title: Vice President

STATE OF TEXAS   )
                 )
COUNTY OF HARRIS )

         This instrument was acknowledged before me on the 2nd day of May, 1995, by Carlette Woods, Vice President - Finance of Kettle Restaurants, Inc., a Texas corporation, on behalf of the corporation.

                                      /s/  Annette Casley
                                      ------------------------------------
[NOTARY SEAL]                         Notary Public in and for
                                      The State of Texas


STATE OF TEXAS   )
                 )
COUNTY OF HARRIS )

         This instrument was acknowledged before me on the 2nd day of May, 1995, by Margaret A. Hall, Ass't Corporate Secretary of Kettle Restaurants, Inc., a Texas corporation, on behalf of the corporation.

                                      /s/  Annette Casley
                                      ------------------------------------
[NOTARY SEAL]                         Notary Public in and for
                                      The State of Texas

STATE OF TEXAS   )
                 )
COUNTY OF HARRIS )

         This instrument was acknowledged before me on the 2nd day of May, 1995, by Julianne Kovatz, Assistant Vice President of NationsBank of Texas, National Association, a national banking association, on behalf of the association.

                                      /s/  Annette Casley
                                      -------------------------------------
[NOTARY SEAL]                         Notary Public in and for
                                      The State of Texas


STATE OF TEXAS   )
                 )
COUNTY OF HARRIS )

         This instrument was acknowledged before me on the 2nd day of May, 1995, by Maryem A. Magee, Vice President of NationsBank of Texas, National Association, a national banking association, on behalf of the association.

                                      /s/  Annette Casley
                                      ------------------------------------
[NOTARY SEAL]                         Notary Public in and for
                                      The State of Texas

                                               Unit #7
                                               City:Brownsville, Cameron County
                                               State:Texas

                                  SCHEDULE A-1

                            PART I: LEGAL DESCRIPTION

An 0.82 acre tract of land in Block Number Thirty-eight (38) of LOS FRESNOS PROPERTIES SUBDIVISION in the City of Brownsville, Cameron County, Texas according to the map of said subdivision recorded in Volume 8, Page 12 Map Records, Cameron County, Texas, which 0.82 acre tract is described by metes and bounds as follows:

FROM the Northeast corner of Block 38, LOS EBANOS PROPERTIES SUBDIVISION, South 4 degs. 32 min. West, 30.0 feet to a point on the South right of way line of Price Road for the Northeast corner and Place of Beginning of this tract;

THENCE, along the South right of way line of Price Road, 30.0 feet perpendicularly

South of and parallel to the North line of Block 38, North 84 degs. 50 min. West, 236.18' to a point for a corner;

THENCE, along the right of way line of U.S. 77 and 83 Expressway, South 28 degs. 01 min. 16 sec. West, 66.83 feet to a Texas Highway Dept. right of way marker for the westernmost corner of this tract;

THENCE, along the Northeast right of way line of U.S. 77 and 83 Expressway, South 39 degs. 07 min. 28 sec. East, 200.0 feet to a point for the southernmost corner of this tract;

THENCE, North 50 degs. 52 min. 32 sec. East, 172.41 feet to a point on the East line of Block 38 for a corner;

THENCE, along the East line of Block 38, North 4 degs. 32 min. East, 84.34 feet to the Plat Beginning, containing 0.82 acre; more or less.

                          PART II: PERMITTED EXCEPTIONS

1. Restrictions recorded in Volume 813, Page 449 and in Volume 961, Page 748, Deed Records of Cameron County, Texas.

2. Rights, rules and regulations by law in favor of Cameron County Water Control and Improvement District Number Seven (7).

                                              Unit #23
                                              City:  Jacksonville, Onslow County
                                              State: North Carolina


                                  SCHEDULE A-2

                            PART I: LEGAL DESCRIPTION

         BEGINNING at a 2-inch pipe filled with concrete located at the point of intersection of the Northernmost Right of Way of Marine with the Easternmost Right of Way of Bordeaux Street; thence from said point of beginning North 35 degrees 40 minutes West 183.0 feet with the Easternmost Right of Way of Bordeaux Street to a nail and cap in the Southernmost Right of Way of U.S. 17-N.C. 24; thence with the Southernmost Right of Way of U.S. 17-N.C. 24 (a corrected course and distance) North 02 degrees 58 minutes 30 seconds East 107.41 feet to a nail and cap; thence continuing with said Right of Way North 87 degrees 20 minutes East 66.5 feet to a new iron stake; thence leaving said Right of Way South 35 degrees 40 minutes East 95.3 feet to a 2-inch pipe, filled with concrete, in the Northernmost Right of Way of Marine Avenue; thence with the Northernmost Right of Way of Marine Avenue South 54 degrees 20 minutes West 150.09 feet to the point and place of beginning and containing 21,150 square feet or 0.49 acres according to the survey of James E. Stewart, R.L.S., L-1632, dated May 5th, 1976.

                          PART II: PERMITTED EXCEPTIONS

1. Easement(s) to Carolina Power and Light Company recorded in Book 491, Page 310, Onslow County Registry.

2. Unrecorded Lease dated May 15, 1990, from Kettle Restaurants, Inc. to Mark Dickinson.

                                                        Unit #44
                                                        City:Tyler, Smith County
                                                        State:

                                  SCHEDULE A-3

                            PART I: LEGAL DESCRIPTION

         All that certain lot, tract or parcel of land comprised of 0.448 acre, more or less, being part of the Ultman Jergan Survey, A-621, a part of NCB 1208, City of Tyler, more particularly described by metes and bounds as follows:

ALL that certain lot, tract or parcel of land situated within the corporate limits of the City of Tyler, Smith County, Texas, a part of the Ultman Jergan Survey, Abstract No. 521, a part of N.C.B. 1208 of said City of Tyler, a part of that certain called 27.906 acre tract described in a Deed of Trust from North Tyler Ltd. to J.P. Koons, Trustee, on June 17, 1968, and recorded in Volume G-12, Page 368 of the Deed of Trust Records of Smith County, Texas, and being more completely described as follows, to-wit:

         BEGINNING at a 1/2" iron rod for corner in the south line of a 1.670 acre tract conveyed to Robert A. Folsom May 13, 1965, and recorded in Volume 1156, page 507 of the Deed Records of Smith County, Texas, and being at the intersection of same with the new West right-of-way line of U.S. Highway 69;

         THENCE in a Southwesterly direction with the West line of said Highway as follows: South 4 degrees 45 minutes West-92.05 feet, and south 6 degrees 25 minutes West, 30.47 feet to a point for corner;

         THENCE West a distance of 141.84 feet to a point for corner;

         THENCE North 45 degrees 00 minutes West a distance of 18 feet to a point for corner;

         THENCE North a distance of 109.28 feet to a point for corner in the South line of the above-mentioned 1.670 acre tract;

         THENCE East with said line a distance of 165.61 feet to the place of beginning, and containing 0.448 acres of land.

                          PART II: PERMITTED EXCEPTIONS

1. All oil, gas and other minerals reserved by Michael Matise and wife, Mary Matise in instrument recorded in Volume 1156, Page 507 of the Deed Records of Smith County, Texas (surface rights waived).

2. Easement granted to Levitt-United Commercial Corp., by instrument recorded in Volume 1434, Page 645 of the Deed Records of Smith County, Texas.

3. Right of Way granted to Texas Power & Light Co., by instrument recorded in Volume 1452, Page 417 and Volume 1478, Page 258 of the Deed Records of Smith County, Texas.

4. 24 foot concrete storm sewer crossing as shown on plat of survey dated July 15, 1972, prepared by John Cowan, Registered Professional Land Surveyor No. 243.

                                             Unit:#48
                                             City:Wilmington, New Hanover County
                                             State:North Carolina

                                  SCHEDULE A-4

                            PART I: LEGAL DESCRIPTION

         Being that certain 0.639 acres of land, located in New Hanover County, North Carolina, and more particularly described as follows:

         BEGINNING at a point in the southern right of way line of Market Street (50 feet from center line thereof), said beginning point being located
         S. 82 degs. 8 min. W. 243.43 feet from the interesction of the southern right of way line of Market Street and the western right of way line of 29th Street South. Running thence from said beginning point, S. 4 degs. 6 min. W. 184.78 feet to a point; thence S. 49 degs. 1 min. W. 35.41 feet to a point; thence N. 86 degs. 3 min. W 119.46 feet to a point; running thence N. 3 degs. 57 min. E. 179.45 feet to a point in the southern right of way line of Market Street; running thence with said right of way line N. 82 degs. 8 min. E. 145.16 feet to the point of beginning. Same containing 0.639 acres.

                          PART II: PERMITTED EXCEPTIONS

1. Easement(s) to Carolina Power and Light Company recorded in Book 607, Page 370, New Hanover County Registry.

2. Easement(s) to Levitt Commercial Corp., recorded in Book 971, Page 767 New Hanover County Registry.

                                                  Unit:#58
                                                  City:Harlingen, Cameron County
                                                  State:Texas

                                  SCHEDULE A-5

                            PART I: LEGAL DESCRIPTION

         Lot Number Two (2), Block Number One (1), Storm Subdivision Unit No. One (1), City of Harlingen, Cameron County, Texas, according to the map or said subdivision recorded in Volume 19, Page 34, Map Records of Cameron County, Texas.

                          PART II: PERMITTED EXCEPTIONS

1. Ten foot (10') utility easement across southerly part of Lot 2, as shown on map of Storm Subdivision Unit No. One (1) recorded in Volume 19, Page 34, Map Records of Cameron County, Texas.

                                                     Unit:#680 (Office Building)
                                                     City:Houston, Harris County
                                                     State:Texas

                                  SCHEDULE A-6

                            PART I: LEGAL DESCRIPTION

         Being a tract or parcel of land containing 29,991 square feet located in the A. C. Reynolds Survey, Abstract No. 61, Harris County, Texas, and being all of Lots 5, 6, 7 and 8, Block "B", Dozier Addition, according to the map thereof recorded in Volume 302, Page 300 of the Deed Records of Harris County, Texas and 8,456 square feet out of Block 35 of Dickey's West Park Addition, Houston, Harris County, Texas, said 29,991 square feet of land being more particularly described by metes and bounds as follows:

         BEGINNING at the intersection of the north right-of-way line of Branard Street (50 feet wide) with the east right-of-way line of Argonne Street (50 feet wide), said point being the southwest corner of said Block "B", Dozier Addition;

         THENCE North, along the east right-of-way line of Argonne Street, at
         191.00 feet pass the northwest corner of said Block "B", Dozier Addition and the southwest corner of said Block 35 of Dickey's West Park Addition, and continuing North, 75.00 feet, in all a distance of
         266.00 feet to the northwest corner of the herein described tract;

         THENCE S 89 degs. 54 mins. 15 secs. E, 112.75 feet to a point for corner;

         THENCE South, at 75.00 feet pass the northeast corner of said Lot 5, Block "B", Dozier Addition, and continuing South, 191.00 feet along the east line of said Lots 5 and 8, Block "B", Dozier Addition to a point on the north right-of-way line of Branard Street;

         THENCE N 89 degs. 54 mins. 15 secs. W, 112.75 feet along the north right-of-way line of Branard Street to the point of BEGINNING and containing 29,991 square feet of land.

                          PART II: PERMITTED EXCEPTIONS

1. Subject to encroachment of concrete steps into street along the south and west property lines as shown on survey dated June 27, 1989, prepared by Robert Adams, Registered Professional Land Surveyor No. 1002.

                                                    Unit:#63
                                                    City:Lufkin, Angelina County
                                                    State:Texas

                                  SCHEDULE A-7

                            PART I: LEGAL DESCRIPTION

         Being all that certain tract or parcel of land lying and situated in the City of Lufkin, Angelina County, Texas out of the McKINNEY & WILLIAMS SURVEY, ABSTRACT NO. 463 and being a part or portion of that certain 4.305 acre tract of land described in a deed from R. L. Cunningham to J.L.M. Development Co., dated November 30, 1973 and recorded in Volume 406, Page 709 of the Deed Records of Angelina County, Texas to which reference is hereby made for all purposes and the said part or portion being described by metes and bounds as follows, to wit:

                 BEGINNING at the most Western Southwest corner of the aforesaid referred to 4.305 acre tract of land, concrete monument found for corner in the East right of way line of U.S. Hwy. No. 59;

                 THENCE North 10 deg. 18 min. East, with said right-of-way line and the West boundary line of said 4.305 acre tract, at 97.95 feet set an iron stake in same, for corner;

                 THENCE South 87 deg. 40 min. East, at 141.43 feet set an iron stake for corner;

                 THENCE South 02 deg. 20 min. West, at 97.00 feet intersect the most Northern South boundary line of said 4.305 acre tract, set an iron stake for corner;

                 THENCE North 87 deg. 40 min. West, with the most Northern South boundary line of said 4.305 acre tract, at 155.00 feet the point and place of beginning and containing 0.330 acres of land, more or less.

         TOGETHER WITH THE FOLLOWING EASEMENTS, ALL OF WHICH WERE GRANTED IN GRANT OF EASEMENTS FROM JLM DEVELOPMENT COMPANY TO HLH ENTERPRISES, INC. DATED MAY 23, 1974, OF RECORD IN VOLUME 413, PAGE 385 OF THE DEED RECORDS OF ANGELINA COUNTY, TEXAS:

         EASEMENT TRACT 1 (PARKING AREA):

         BEING all that certain tract or parcel of land lying and situated in the City of Lufkin, Angelina County, Texas out of the McKINNEY & WILLIAMS SURVEY, ABSTRACT NO. 463, and being a part or portion of that certain 4.305 acre tract of land described in a deed from R. L. Cunningham to JLM Development Co., dated November 30, 1973 and recorded in Volume 406, Page 709 of the Deed Records of
         Angelina County, Texas,



                                PAGE 1 OF 4 PAGES
         to which reference is hereby made for all purposes and the said part or portion being described by metes and bounds as follows, to-wit:

                 BEGINNING South 10 deg. 18 min. West, 48.46 feet from the Northwest corner of the aforesaid referred to 4.305 acre tract of land, point for corner in the East right-of-way line of U. S. Hwy. No. 59;

                 THENCE South 87 deg. 40 min. East, at 87.00 feet, point for corner;

                 THENCE South 02 deg. 20 min. West, at 86.20 feet, point for corner;

                 THENCE North 87 deg. 40 min. West, at 99.06 feet, intersect the said East right-of-way line of U. S. Highway No. 59, point for corner;

                 THENCE North 10 deg. 18 min. East, with said right-of-way line, at 87.04 feet the point and place of beginning and containing 8,019 square feet of land, more or less.

         EASEMENT TRACT 2 (PARKING AREA):

         BEING all that certain tract or parcel of land lying and situated in the City of Lufkin, Angelina County, Texas out of the McKINNEY & WILLIAMS SURVEY, ABSTRACT NO. 463 and being a part or portion of that certain 4.305 acre tract of land described in a deed from R. L. Cunningham to JLM Development Co., dated November 30, 1973 and recorded in Volume 406, Page 709 of the Deed Records of Angelina County, Texas, to which reference is hereby made for all purposes and the said part or portion being described by metes and bounds as follows, to-wit:

                 BEGINNING at the Northwest corner of the aforesaid referred to
         4.305 acre tract of land, a 1/2" iron rod for corner in the East right-of-way line of U. S. Hwy. No. 59;

                 THENCE South 87 deg. 40 min. East, with the North boundary line of said 4.305 acre tract, at 47.00 feet, point for corner;

                 THENCE South 02 deg. 20 min. West, at 23.00 feet, point for corner;

                 THENCE North 87 deg. 40 min. West, at 50.22 feet intersect the said East right-of-way line of U. S. Hwy. No. 59, point for corner;

                 THENCE North 10 deg. 18 min. East, with said right-of-way line, at 23.22 feet the point and place of beginning and containing 1,118 square feet of land, more or less.

                                PAGE 2 OF 4 PAGES

         EASEMENT TRACT 3 (ACCESS AREA):

         BEING all that certain tract or parcel of land lying and situated in the City of Lufkin, Angelina County, Texas out of the McKINNEY & WILLIAMS SURVEY, ABSTRACT NO. 463 and being a part or portion of that certain 4.305 acre tract of land described in a deed from R. L. Cunningham to JLM Development Co., dated November 30, 1973 and recorded in Volume 406, Page 709 of the Deed Records of Angelina County, Texas to which reference is hereby made for all purposes and the said part or portion being described by metes and bounds as follows, to-wit:

                 BEGINNING South 10 deg. 18 min. West, 23.22 feet from the Northwest corner of the aforesaid referred to 4.305 acre tract of land, point for corner in the East right-of-way line of U. S. Hwy. No. 59;

                 THENCE South 87 deg. 40 min. East, at 108.50 feet, point for corner;

                 THENCE South 02 deg. 20 min. West, at 136.19 feet, point for corner;

                 THENCE North 87 deg. 40 min. West, at 127.56 feet intersect the East right-of-way line of U. S. Hwy. No. 59, iron pipe for corner;

                 THENCE North 10 deg. 18 min. East, with said right-of-way line, at 25.24 feet, point for corner;

                 THENCE South 87 deg. 40 min. East, at 99.06 feet, point for corner;

                 THENCE North 02 deg. 20 min. East, at 86.20 feet, point for corner;

                 THENCE North 87 deg. 40 min. West, at 87.00 feet intersect the East right-of-way line of U. S. Hwy. No. 59, point for corner;

                 THENCE North 10 deg. 18 min. East, with said right-of-way line, at 25.24 feet the point and place of beginning and containing 8,056 square feet of land, more or less.

                          PART II: PERMITTED EXCEPTIONS

1. Restrictive Covenants of record in Volume 86, Page 317 of the Deed Records and in Volume 404, Page 342 of the Deed Records of Angelina County, Texas.

2. Right of way and easement held by Gulf Refining Company as retained in Deed from Gulf Refining Company to R. L. Cunningham dated September 10, 1973 of record in Volume 404, Page 342 of the Deed Records of Angelina County, Texas.

3. Easement executed by HLH Enterprises, Inc. to Texas Power and Light Company dated September 14, 1974 or record in Volume 421, Page 131 of the Deed Records of Angelina County, Texas.


                              PAGE 3 OF 4 PAGES

4. Grant of easements described from JLM Development Company to HLH Enterprises, Inc. dated May 23, 1974 of record in Volume 413, Page 385 of the Deed Records of Angelina County, Texas.


                                PAGE 4 OF 4 PAGES

                                                     Unit:#72R
                                                     City:Houston, Harris County
                                                     State:Texas

                                  SCHEDULE A-8

                            PART I: LEGAL DESCRIPTION

         A tract or parcel of land containing 23,459 square feet, more or less, out of Lot "B" of Bayou Woods, Section Three, as recorded in Volume 22, Page 54, Harris County Map Records, Harris County, Texas, and being more particularly described as follows:

         BEGINNING at the Southeast corner of Lot B, Bayou Woods, Section Three, as recorded in Volume 22, Page 54, Harris County Map Records, said corner also being the Northwest corner of Lot 6; said corner marked with a 5/8 inch iron rod.

         THENCE West 125.17 along the South line of said Lot B to the Southwest corner of the herein described tract, said corner marked with a 1/2 inch iron pipe;

         THENCE North 00 degs. 20 mins. 05 secs. East 189.97 feet along the West line of the herein described tract to its intersection with the South line of Interstate 10 West said intersection marked with a 1/2 inch iron pipe;

         THENCE South 88 degs. 29 mins. 43 secs. East 124.04 feet along the South line of Interstate 10 to a 5/8 inch iron rod marking the Northeast corner of Lot B, Bayou Woods, Section Three;

         THENCE South 186.71 feet along the East line of said Lot B to a 5/8 inch iron rod marking the Southeast corner of said Lot B and the POINT OF BEGINNING, and containing 23,459 square feet of land, and being the same property conveyed by Deed dated August 27, 1975, from William Carloss Morris, III, Trustee, reference to which instrument is here made.

                          PART II: PERMITTED EXCEPTIONS

1. Restrictive Covenants of record in Volume 1397, Page 71 of the Deed Records of Harris County, Texas.

2. Drainage easement fifteen (15') feet wide on each side of center line of all natural drainage courses, as set out in instrument recorded in Volume 1397, Page 71 of the Harris County Deed Records.

                                PAGE 1 OF 2 PAGES

3. Unobstructed easement ten (10') feet wide, centered on the West property line, together with an unobstructed aerial easement five (5') feet wide from a plane twenty (20') feet above the ground upward, located adjacent thereto, for the use of public utilities, granted to Houston Lighting & Power Company, by instruments recorded under Harris County Clerk's File Nos. E687009 and E687010, the exact location as evidenced in Sketch attached thereto.

4. Option Agreement executed by H.L.H. Enterprises, Inc., a Texas corporation, as Optionor, and William Carloss Morris, III, as Optionee, as shown by instrument recorded under Harris County Clerk's File No. E529377.

5. Terms, conditions and stipulations contained in that certain Easement Deed dated August 7, 1990, from Kettle Restaurants, Inc., formerly known as H.L.H. Enterprises, Inc., a Texas corporation, to the City of Houston, a Municipal Corporation, and filed for record on August 8, 1990, under Harris County Clerk's File No. M764166.

6. Easement for water line purposes granted to the City of Houston by Easement dated August 7, 1990, filed for record on August 8, 1990, under Harris County Clerk's File No. M764166.


                                PAGE 2 OF 2 PAGES